EX-28.h.10

Nationwide Fund Distributors LLC

One Nationwide Plaza

Columbus, OH 43215

May 1, 2018

Nationwide Variable Insurance Trust

One Nationwide Plaza

Columbus, OH 43215

Re:	12b-1 Fee Waiver

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Fund Distributors LLC (the “Distributor”) agrees that, with respect to the American Century NVIT Multi Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust, the Distributor shall waive a portion of the Rule 12b-1 fees for the Class II shares of the Fund in an amount equal to 0.08%, for the period from the date of this Agreement through April 30, 2019. The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Nationwide Fund Distributors LLC

By:	/s/ Lee T. Cummings
Name: Lee T. Cummings
Title: Senior Vice President

Your signature below acknowledges

acceptance of this Agreement:

Nationwide Variable Insurance Trust

By:	/s/ Allan J. Oster
Name: Allan J. Oster
Title: Assistant Secretary
Date: May 1, 2018